Exhibit 99.01

FOR IMMEDIATE RELEASE

MEDIA CONTACT:	INVESTOR CONTACT:
Mara Mort	Jonathan Doros
Symantec Corp.	Symantec Corp.
650-527-7455	650-527-5523
Mara_Mort@symantec.com	Jonathan_Doros@symantec.com

SYMANTEC REPORTS FOURTH QUARTER AND FISCAL YEAR 2016 RESULTS

•	As pre-announced, revenue of $873 million, non-GAAP operating margin of 25% and EPS of $0.22
•	$400 million efficiency program underway to accelerate next phase of margin expansion

MOUNTAIN VIEW, Calif. – May 12, 2016 – Symantec Corp. (NASDAQ: SYMC) today reported the results of its fourth quarter and fiscal year 2016, ended April 1, 2016.

“Symantec’s unified security strategy leverages the unmatched understanding we have about global, real-time threats and puts this knowledge to work to better protect our customers,” said Michael A. Brown, Symantec CEO. “To complement this strategy, we’re bringing more than a dozen new products to market in 2016 enabling us to grow our enterprise security business. Our most recent product release, Symantec Advanced Threat Protection, just surpassed 1.2 million endpoint subscriptions in its first full quarter of availability making it one of the most successful new products in our history.”

“We’re making significant progress on our $400 million efficiency program by executing against eight work streams that include eliminating stranded costs from the Veritas divestiture, rationalizing corporate infrastructure and simplifying our Enterprise Security portfolio,” said Thomas Seifert, Symantec CFO. “These actions will create a stronger and more nimble Symantec, supporting both higher operating margins in the future as well as a business model that is more subscription-based.”

Results for the Fourth Quarter of Fiscal Year 2016 (Dollars in millions, except EPS)
	4Q16	4Q15	Reported Y/Y Change	FX Adjusted Y/Y Change
GAAP
Revenue	$873	$899	(3%)	(2%)
Operating Margin	14.7%	(5.5%)	2,020 bps	1,930 bps
Net Income	$2,045	$176	1,062%	N/A
Deferred Revenue	$2,638	$2,871	(8%)	(9%)
EPS (Diluted)	$3.15	$0.25	1,160%	N/A
CFFO	$292	$488	(40%)	N/A
Non-GAAP
Revenue	$873	$929	(6%)	(6%)
Operating Margin	24.5%	31.1%	(660) bps	(740) bps
Net Income	$147	$203	(28%)	N/A
EPS (Diluted)	$0.22	$0.29	(24%)	N/A

(More)

Results for Fiscal Year 2016 (Dollars in millions, except EPS)
	FY16	FY15	Reported Y/Y Change	FX Adjusted Y/Y Change
GAAP
Revenue	$3,600	$3,956	(9%)	(4%)
Operating Margin	12.7%	3.9%	880 bps	1,020 bps
Net Income	$2,488	$878	183%	N/A
Deferred Revenue	$2,638	$2,871	(8%)	(9%)
EPS (Diluted)	$3.71	$1.26	194%	N/A
CFFO	$838	$1,312	(36%)	N/A
Non-GAAP
Revenue	$3,600	$3,986	(10%)	(5%)
Operating Margin	28.5%	32.7%	(420) bps	(340) bps
Net Income	$698	$908	(23%)	N/A
EPS (Diluted)	$1.03	$1.30	(21%)	N/A

First Quarter and Fiscal Year 2017 Guidance (Dollars in millions, except EPS and FX rate)
	1Q17	FX Adj. Y/Y Growth	FY17	FX Adj. Y/Y Growth
GAAP
Revenue	$865 - $895	(6%) – (3%)	$3,490 - $3,580	(4%) – (1%)
Enterprise Security	$465 - $480	(4%) – (1%)	$1,910 - $1,950	(2%) – 0%
Consumer Security	$400 - $415	(8%) – (5%)	$1,580 - $1,630	(6%) – (3%)
Operating Margin	10.0% - 12.5%		12.0% - 13.5%
EPS (Diluted)	$0.17 - $0.19		$0.69 - $0.73
Non-GAAP
Operating Margin	24.5% - 26.5%		26.5% - 27.5%
EPS (Diluted)	$0.24 - $0.26		$1.06 - $1.10
Tax Rate	27.5%		27.5%
Share Count	621 million		594 million
FX Rate (€/$)	$1.13		$1.13

In line with Symantec’s previous capital structure plans, the company has returned $4.2 billion of the previously announced $5.5 billion capital return program related to the sale of Veritas. The company will return the remaining $1.3 billion by the end of the current fiscal year. Symantec announced today that to support its capital structure plans, it has entered into a $2 billion credit facility, including a $1 billion refinancing of our revolver and a new $1 billion prepayable term loan.

Symantec's Board of Directors has declared a quarterly cash dividend of 7.5 cents per common share to be paid on June 22, 2016 to all shareholders of record as of the close of business on June 8, 2016. The ex-dividend date will be June 6, 2016.

Conference Call
Symantec has scheduled a conference call for 5 p.m. ET/2 p.m. PT today to discuss its fourth quarter and fiscal year 2016 results, ended April 1, 2016 and to review guidance. Interested parties may access the conference call on the Internet at http://www.symantec.com/invest. To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software. A replay and our prepared remarks will be available on the investor relations home page shortly after the call is completed.

About Symantec
Symantec Corporation (NASDAQ: SYMC) is the global leader in cybersecurity. Operating one of the world’s largest cyber intelligence networks, we see more threats, and protect more customers from the next generation of attacks. We help companies, governments and individuals secure their most important data wherever it lives.

NOTE TO EDITORS: If you would like additional information on Symantec Corporation and its products, please visit the Symantec News Room at http://www.symantec.com/news.

 Symantec, the Symantec Logo and the Checkmark logo are trademarks or registered trademarks of Symantec Corporation or its affiliates in the U.S. and other countries. Other names may be trademarks of their respective owners.

Forward-Looking Statements: This press release contains forward-looking statements regarding our projected financial and business results, projections of future revenue, operating margin and earnings per share, cost reduction efforts as well as statements regarding the Company’s roadmap and pipeline. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include those related to: the Company’s future financial performance; general economic conditions; maintaining customer and partner relationships; the competitive environment in the software industry, fluctuations in tax rates and currency exchange rates; the timing and market acceptance of new product releases and upgrades; the successful development of new products and integration of acquired businesses, and the degree to which these products and businesses gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this press release. We assume no obligation, and do not intend, to update these forward-looking statements as a result of future events or developments. Additional information concerning these and other risks factors is contained in the Risk Factors section of our Form 10-K for the year ended April 3, 2015.

USE OF NON-GAAP FINANCIAL INFORMATION: Our results of operations have undergone significant change due to the impact of litigation accruals, discontinued operations including the gain on the sale of Veritas, stock-based compensation, restructuring, transition and separation matters, charges related to the amortization of intangible assets, and certain other income and expense items that management considers unrelated to the Company’s core operations. To help our readers understand our past financial performance and our future results, we supplement the financial results that we provide in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures. The method we use to produce non-GAAP results is not computed according to GAAP and may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management team uses these non-GAAP financial measures in assessing Symantec’s operating results, as well as when planning, forecasting and analyzing future periods. Investors are encouraged to review the reconciliation of our non-GAAP financial measures to the comparable GAAP results, which is attached to our quarterly earnings release and which can be found, along with other financial information, on the investor relations page of our website at: http://www.symantec.com/invest.

SYMANTEC CORPORATION
Consolidated Balance Sheets (1)
(Dollars in millions, unaudited)

	April 1, 2016	April 3, 2015
ASSETS
Current assets:
Cash and cash equivalents	$5,983	$2,843
Short-term investments	42	1,017
Accounts receivable, net	556	700
Deferred income taxes	-	152
Other current assets	378	295
Current assets of discontinued operations	-	415
Total current assets	6,959	5,422
Property and equipment, net	957	950
Intangible assets, net	443	525
Goodwill	3,148	3,146
Equity investments	157	10
Other long-term assets	103	70
Long-term assets of discontinued operations	-	3,110
Total assets	$11,767	$13,233
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$175	$169
Accrued compensation and benefits	219	232
Deferred revenue	2,279	2,427
Current portion of long-term debt	-	350
Income taxes payable	941	47
Other current liabilities	419	292
Current liabilities of discontinued operations	-	936
Total current liabilities	4,033	4,453
Long-term debt	2,207	1,746
Long-term deferred revenue	359	444
Long-term deferred tax liabilities	1,235	308
Long-term income taxes payable	160	134
Other long-term obligations	97	79
Long-term liabilities of discontinued operations	-	134
Total liabilities	8,091	7,298
Total stockholders' equity	3,676	5,935
Total liabilities and stockholders' equity	$11,767	$13,233

(1) This presentation reflects the assets and liabilities of discontinued operations associated with the divestiture of our information management business. Please see Appendix A for further information.

SYMANTEC CORPORATION
Consolidated Statements of Operations (1)
(In millions, except per share data, unaudited)

			Year-Over-Year
	Three Months Ended		Growth Rate
	April 1,	April 3,		Constant
	2016	2015	Actual	Currency (2)
Net revenues	$873	$899	-3%	-2%
Costs of revenues	147	176	-16%	-15%
Gross profit	726	723	0%	1%
Operating expenses:
Sales and marketing	308	385
Research and development	177	208
General and administrative	77	86
Amortization of intangible assets	16	21
Restructuring, separation, and transition	20	72
Total operating expenses	598	772	-23%	-22%
Operating income (loss)	128	(49)
Interest income	4	2
Interest expense	(19)	(19)
Other income, net	3	8
Income (loss) from continuing operations before income taxes	116	(58)
Income tax expense (benefit)	1,129	(113)
Income (loss) from continuing operations	(1,013)	55
Income from discontinued operations, net of income taxes	3,058	121
Net income	$2,045	$176	1062%	N/	A
Income (loss) per share – basic:
Continuing operations	$(1.56)	$0.08
Discontinued operations	4.70	0.18
Net income (loss) per share -- basic	3.15	0.26
Income (loss) per share – diluted:
Continuing operations	$(1.56)	$0.08
Discontinued operations	4.70	0.17
Net income (loss) per share -- diluted	3.15	0.25

Weighted-average shares outstanding -- basic	650	684
Weighted-average shares outstanding -- diluted	650	693
Cash dividends declared per common share	$4.15	$0.15

(1) This presentation reflects the discontinued operations associated with the divestiture of our information management business. Please see Appendix A for further information.

(2) Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.

SYMANTEC CORPORATION
Consolidated Statements of Operations (1)
(In millions, except per share data, unaudited)

			Year-Over-Year
	Year Ended		Growth Rate (2)
	April 1,	April 3,		Constant
	2016	2015	Actual	Currency (3)
Net revenues	$3,600	$3,956	-9%	-4%
Costs of revenues	615	727	-15%	-12%
Gross profit	2,985	3,229	-8%	-3%
Operating expenses:
Sales and marketing	1,292	1,650
Research and development	748	812
General and administrative	295	362
Amortization of intangible assets	57	87
Restructuring, separation, and transition	136	164
Total operating expenses	2,528	3,075	-18%	-15%
Operating income	457	154	197%	244%
Interest income	10	11
Interest expense	(75)	(78)
Other income, net	-	14
Income from continuing operations before income taxes	392	101	288%	N/	A
Income tax expense (benefit)	1,213	(8)
Income (loss) from continuing operations	(821)	109
Income from discontinued operations, net of income taxes	3,309	769
Net income	$2,488	$878	183%	N/	A
Income (loss) per share -- basic:
Continuing operations	$(1.23)	$0.16
Discontinued operations	4.94	1.12
Net income per share – basic (4)	3.71	1.27
Income (loss) per share -- diluted:
Continuing operations	$(1.23)	$0.16
Discontinued operations	4.94	1.10
Net income per share – diluted	3.71	1.26

Weighted-average shares outstanding -- basic	670	689
Weighted-average shares outstanding -- diluted	670	696
Cash dividends declared per common share	$4.60	$0.60

(1) This presentation reflects the discontinued operations associated with the divestiture of our information management business. Please see Appendix A for further information.

(2) We have a 52/53 week fiscal accounting year. The twelve months ended April 1, 2016 consisted of 52 weeks, whereas the twelve months ended April 3, 2015 consisted of 53 weeks.

(3) Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.

(4) Net income per share amounts may not add due to rounding.

SYMANTEC CORPORATION
Consolidated Statements of Cash Flows (1)
(Dollars in millions, unaudited)

	Year Ended
	April 1, 2016	April 3, 2015
OPERATING ACTIVITIES:
Net income	$2,488	$878
Income from discontinued operations, net of income taxes	(3,309)	(769)
Adjustments to reconcile income from continuing operations to net cash provided by (used in) continuing operating activities:
Depreciation	213	229
Amortization of intangible assets	86	122
Amortization of debt issuance costs and discounts	5	4
Stock-based compensation expense	161	131
Deferred income taxes	1,082	(29)
Excess income tax benefit from the exercise of stock options	(6)	(10)
Other	13	8
Net change in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	38	(35)
Accounts payable	(69)	(73)
Accrued compensation and benefits	(7)	7
Deferred revenue	20	(83)
Income taxes payable	693	(405)
Other assets	-	16
Other liabilities	92	26
Net cash provided by continuing operating activities	1,500	17
Net cash provided by (used in) discontinued operating activities	(662)	1,295
Net cash provided by operating activities	838	1,312
INVESTING ACTIVITIES:
Purchases of property and equipment	(272)	(303)
Payments for acquisitions, net of cash acquired, and purchases of intangibles	(4)	(39)
Purchases of short-term investments	(378)	(1,758)
Proceeds from maturities of short-term investments	1,056	681
Proceeds from sales of short-term investments	299	343
Proceeds received from divestiture of information management business, net of cash contributed and transaction costs	6,499	-
Net cash provided by (used in) continuing investing activities	7,200	(1,076)
Net cash used in discontinued investing activities	(63)	(78)
Net cash provided by (used in) investing activities	7,137	(1,154)
FINANCING ACTIVITIES:
Repayments of debt and other obligations	(368)	(21)
Proceeds from issuance of Convertible Senior Notes, net of issuance costs	494	-
Net proceeds from sales of common stock under employee stock benefit plans	65	116
Excess income tax benefit from the exercise of stock options	6	10
Tax payments related to restricted stock units	(39)	(36)
Dividends and dividend equivalents paid	(3,030)	(413)
Repurchases of common stock	(1,868)	(500)
Proceeds from other financing, net	-	44
Net cash used in continuing financing activities	(4,740)	(800)
Net cash used in discontinued financing activities	(30)	(11)
Net cash used in financing activities	(4,770)	(811)
Effect of exchange rate fluctuations on cash and cash equivalents	(96)	(180)
Change in cash and cash equivalents	3,109	(833)
Beginning cash and cash equivalents	2,874	3,707
Ending cash and cash equivalents	5,983	2,874
Less: Cash and cash equivalents of discontinued operations	-	31
Cash and cash equivalents of continuing operations	$5,983	$2,843
Equity investment received from divestiture of the information management business	$149	$-
Income taxes paid, net of refunds	$265	$353
Interest expense paid	$70	$75

(1) This presentation reflects the discontinued operations associated with the divestiture of our information management business. Please see Appendix A for further information.

SYMANTEC CORPORATION
Reconciliation of Selected GAAP Measures to Non-GAAP Measures (1)
(In millions, except per share data, unaudited)

							Year-Over-Year
	Three Months Ended						Non-GAAP Growth Rate
	April 1, 2016			April 3, 2015				Constant
	GAAP	Adj	Non-GAAP	GAAP	Adj	Non-GAAP	Actual	Currency (2)
Net revenues	$873	$-	$873	$899	$30	$929	-6%	-6%
Gross profit:	$726	$9	$735	$723	$52	$775	-5%	-5%
EDS & NDI contingency		-			30
Unallocated corporate charges (3)		-			10
Stock-based compensation		3			3
Amortization of intangible assets		6			9
Gross margin %	83.2%	1.0%	84.2%	80.4%	3.0%	83.4%	80 bps	50 bps
Operating expenses:	$598	$77	$521	$772	$286	$486	7%	9%
Unallocated corporate charges (3)		-			159
Stock-based compensation		40			34
Amortization of intangible assets		16			21
Restructuring, separation, and transition		20			72
Operating expenses as a % of revenue	68.5%	-8.8%	59.7%	85.9%	-33.6%	52.3%	740 bps	800 bps
Operating income (loss)	$128	$86	$214	$(49)	$338	$289	-26%	-28%
Operating margin %	14.7%	9.8%	24.5%	-5.5%	36.6%	31.1%	-660 bps	-740 bps
Net income:	$2,045	$(1,898)	$147	$176	$27	$203	-28%	N/	A
Gross profit adjustment		9			52
Operating expense adjustment		77			286
Income tax effects and adjustments		1,074			(190)
Income from discontinued operations, net of taxes		(3,058)			(121)
Diluted income (loss) per share:
Income (loss) per share from continuing operations	$(1.56)	$1.78	$0.22	$0.08	$0.21	$0.29
Income (loss) per share from discontinued operations	4.70	(4.70)	-	0.17	(0.17)	-
Diluted net income per share	3.15	(2.93)	0.22	0.25	0.04	0.29	-24%	N/	A
Diluted weighted-average shares outstanding	650	6	656	693	-	693	-5%	N/	A

(1) This presentation reflects the discontinued operations associated with the divestiture of our information management business. Please see Appendix A for further information.

(2) Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.

(3) This item consists of charges previously allocated to our discontinued information management business. Please see Appendix A for further information.

SYMANTEC CORPORATION
Reconciliation of Selected GAAP Measures to Non-GAAP Measures (1)
(In millions, except per share data, unaudited)

							Year-Over-Year
	Year Ended						Non-GAAP Growth Rate
	April 1, 2016			April 3, 2015				Constant
	GAAP	Adj	Non-GAAP	GAAP	Adj	Non-GAAP	Actual	Currency (2)
Net revenues	$3,600	$-	$3,600	$3,956	$30	$3,986	-10%	-5%
Gross profit:	$2,985	$60	$3,045	$3,229	$121	$3,350	-9%	-5%
EDS & NDI contingency		-			30
Unallocated corporate charges (3)		22			41
Stock-based compensation		10			15
Amortization of intangible assets		28			35
Gross margin %	82.9%	1.7%	84.6%	81.6%	2.4%	84.0%	60 bps	40 bps
Operating expenses:	$2,528	$509	$2,019	$3,075	$1,030	$2,045	-1%	2%
Unallocated corporate charges (3)		164			663
Stock-based compensation		151			116
Amortization of intangible assets		57			87
Restructuring, separation, and transition		136			164
Operating expenses as a % of revenue	70.2%	-14.1%	56.1%	77.7%	-26.4%	51.3%	480 bps	380 bps
Operating income	$457	$569	$1,026	$154	$1,151	$1,305	-21%	-15%
Operating margin %	12.7%	15.8%	28.5%	3.9%	28.8%	32.7%	-420 bps	-340 bps
Net income:	$2,488	$(1,790)	$698	$878	$30	$908	-23%	N/	A
Gross profit adjustment		60			121
Operating expense adjustment		509			1,030
Income tax effects and adjustments		950			(352)
Income from discontinued operations, net of taxes		(3,309)			(769)
Diluted income (loss) per share:
Diluted income (loss) per share from continuing operations	$(1.23)	$2.26	$1.03	$0.16	$1.15	$1.30
Diluted income (loss) per share from discontinued operations	4.94	(4.94)	-	1.10	(1.10)	-
Diluted net income per share (4)	3.71	(2.68)	1.03	1.26	0.04	1.30	-21%	N/	A
Diluted weighted-average shares outstanding	670	6	676	696	-	696	-3%	N/	A

(1) This presentation reflects the discontinued operations associated with the divestiture of our information management business. Please see Appendix A for further information.

(2) Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.

(3) This item consists of charges previously allocated to our discontinued information management business. Please see Appendix A for further information.

(4) Net income (loss) per share amounts may not add due to rounding.

SYMANTEC CORPORATION
Revenue and Deferred Revenue Detail (1)
(Dollars in millions, unaudited)

	Three Months Ended
	April 1, 2016			April 3, 2015
	GAAP	Adj	Non-GAAP	GAAP	Adj (2)	Non-GAAP
Revenues
Content, subscription, and maintenance, and other	$849	$-	$849	$861	$30	$891
License	24	-	24	38	-	38
Total Revenues	$873	$-	$873	$899	$30	$929
Revenues - Y/Y Growth Rate
Content, subscription, and maintenance, and other (3)	-1%	-4%	-5%	*	*	*
License (3)	-37%	0%	-37%	*	*	*
Total Y/Y Growth Rate	-3%	-3%	-6%	-12%	1%	-11%
Revenues - Y/Y Growth Rate in Constant Currency (4)
Content, subscription, and maintenance, and other (3)	-1%	-3%	-4%	*	*	*
License (3)	-37%	0%	-37%	*	*	*
Total Y/Y Growth Rate in Constant Currency (4)	-2%	-4%	-6%	-6%	1%	-5%
Revenues by Segment
Consumer Security	$406	$-	$406	$408	$30	$438
Enterprise Security	467	-	467	491	-	491
Revenues by Segment - Y/Y Growth Rate
Consumer Security	0%	-7%	-7%	-19%	6%	-13%
Enterprise Security	-5%	0%	-5%	-8%	-2%	-10%
Revenues by Segment - Y/Y Growth Rate in Constant Currency (4)
Consumer Security	0%	-7%	-7%	-13%	6%	-7%
Enterprise Security	-4%	0%	-4%	1%	-5%	-4%
Revenues by Geography
International	$417	$-	$417	$445	$-	$445
U.S.	456	-	456	454	30	484
Americas (U.S., Latin America, Canada)	506	-	506	513	30	543
EMEA	217	-	217	230	-	230
Asia Pacific & Japan	150	-	150	156	-	156
Revenues by Geography - Y/Y Growth Rate
International	-6%	0%	-6%	-17%	0%	-17%
U.S.	0%	-6%	-6%	-7%	2%	-5%
Americas (U.S., Latin America, Canada)	-1%	-6%	-7%	-7%	1%	-6%
EMEA	-6%	0%	-6%	-20%	0%	-20%
Asia Pacific & Japan	-4%	0%	-4%	-13%	0%	-13%
Revenues by Geography - Y/Y Growth Rate in Constant Currency (4)
International	-5%	0%	-5%	-5%	0%	-5%
U.S.	0%	-6%	-6%	-7%	3%	-4%
Americas (U.S., Latin America, Canada)	-1%	-6%	-7%	-8%	3%	-5%
EMEA	-4%	0%	-4%	-4%	0%	-4%
Asia Pacific & Japan	-4%	0%	-4%	-4%	0%	-4%
Deferred Revenue	$2,638	N/A	N/A	$2,871	N/A	N/A

(1) This presentation reflects the discontinued operations associated with the divestiture of our information management business. Please see Appendix A for further information.

(2) The revenue adjustment relates to the EDS & NDI contingency. Please see Appendix A for more details.

(3) Growth rates for the three months ended April 3, 2015 are not meaningful.

(4) Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed. To exclude the effects of foreign currency rate fluctuations, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.

SYMANTEC CORPORATION
Operating Margin by Segment Detail (1)
(Dollars in millions, unaudited)

	Three Months Ended
	April 1, 2016	April 3, 2015
	GAAP	GAAP	Adj (2)	Non-GAAP
Operating Income by Segment
Consumer Security	$217	$212	$30	$242
Enterprise Security	(3)	47	-	47
Total Operating Income by Segment	214	259	30	289
Reconciling Items:
Unallocated corporate charges (3)	-	169	(169)	-
Stock-based compensation	43	37	(37)	-
Amortization of intangible assets	23	30	(30)	-
Restructuring, separation, and transition	20	72	(72)	-
Total Consolidated Operating Income (Loss)	$128	$(49)	$338	$289
Operating Margin by Segment
Consumer Security	53%	52%	3%	55%
Enterprise Security	-1%	10%	0%	10%

(1) This presentation reflects the discontinued operations associated with the divestiture of our information management business. Please see Appendix A for further information.

(2) The revenue adjustment relates to the EDS & NDI contingency. Please see Appendix A for further information.

(3) This item consists of costs previously allocated to our discontinued information management business. Please see Appendix A for further information.

SYMANTEC CORPORATION
Revenue and Deferred Revenue Detail (1) (2)
(Dollars in millions, unaudited)

	Year Ended
	April 1, 2016			April 3, 2015
	GAAP	Adj	Non-GAAP	GAAP	Adj (3)	Non-GAAP
Revenues
Content, subscription, and maintenance, and other	$3,470	$-	$3,470	$3,827	$30	$3,857
License	130	-	130	129	-	129
Total Revenues	$3,600	$-	$3,600	$3,956	$30	$3,986
Revenues - Y/Y Growth Rate
Content, subscription, and maintenance, and other (4)	-9%	-1%	-10%	*	*	*
License (4)	1%	0%	1%	*	*	*
Total Y/Y Growth Rate	-9%	-1%	-10%	-5%	0%	-5%
Revenues - Y/Y Growth Rate in Constant Currency (5)
Content, subscription, and maintenance, and other (4)	-5%	0%	-5%	*	*	*
License (4)	4%	0%	4%	*	*	*
Total Y/Y Growth Rate in Constant Currency (5)	-4%	-1%	-5%	-3%	0%	-3%
Revenues by Segment
Consumer Security	$1,670	$-	$1,670	$1,887	$30	$1,917
Enterprise Security	1,930	-	1,930	2,069	-	2,069
Revenues by Segment - Y/Y Growth Rate
Consumer Security	-11%	-2%	-13%	-9%	2%	-7%
Enterprise Security	-7%	0%	-7%	-3%	-1%	-4%
Revenues by Segment - Y/Y Growth Rate in Constant Currency (5)
Consumer Security	-7%	-2%	-9%	-6%	1%	-5%
Enterprise Security	-2%	0%	-2%	0%	-1%	-1%
Revenues by Geography
International	$1,703	$-	$1,703	$1,996	$-	$1,996
U.S.	1,897	-	1,897	1,960	30	1,990
Americas (U.S., Latin America, Canada)	2,113	-	2,113	2,214	30	2,244
EMEA	894	-	894	1,065	-	1,065
Asia Pacific & Japan	593	-	593	677	-	677
Revenues by Geography - Y/Y Growth Rate
International	-15%	0%	-15%	-6%	0%	-6%
U.S.	-3%	-2%	-5%	-4%	0%	-4%
Americas (U.S., Latin America, Canada)	-5%	-1%	-6%	-4%	0%	-4%
EMEA	-16%	0%	-16%	-6%	0%	-6%
Asia Pacific & Japan	-12%	0%	-12%	-8%	0%	-8%
Revenues by Geography - Y/Y Growth Rate in Constant Currency (5)
International	-6%	0%	-6%	-2%	0%	-2%
U.S.	-3%	-2%	-5%	-4%	0%	-4%
Americas (U.S., Latin America, Canada)	-5%	-1%	-6%	-4%	0%	-4%
EMEA	-5%	0%	-5%	-1%	0%	-1%
Asia Pacific & Japan	-5%	0%	-5%	-3%	0%	-3%
Deferred Revenue	$2,638			$2,871

(1) This presentation reflects the discontinued operations associated with the divestiture of our information management business. Please see Appendix A for further information.

(2) We have a 52/53 week fiscal accounting year. The twelve months ended April 1, 2016 consisted of 52 weeks, whereas the twelve months ended April 3, 2015 consisted of 53 weeks.

(3) The revenue adjustment relates to the EDS & NDI contingency. Please see Appendix A for more details.

(4) Growth rates for the year ended April 3, 2015 are not meaningful.

(5) Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed. To exclude the effects of foreign currency rate fluctuations, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.

SYMANTEC CORPORATION
Operating Margin by Segment Detail (1)
(Dollars in millions, unaudited)

	Year Ended
	April 1, 2016	April 3, 2015
	GAAP	GAAP	Adj (2)	Non-GAAP
Operating Income by Segment
Consumer Security	$924	$982	$30	$1,012
Enterprise Security	102	293	-	293
Total Operating Income by Segment	1,026	1,275	30	1,305
Reconciling Items:
Unallocated corporate charges (3)	186	704	(704)	-
Stock-based compensation	161	131	(131)	-
Amortization of intangible assets	86	122	(122)	-
Restructuring, separation, and transition	136	164	(164)	-
Total Consolidated Operating Income	$457	$154	$1,151	$1,305
Operating Margin by Segment
Consumer Security	55%	52%	1%	53%
Enterprise Security	5%	14%	0%	14%

(1) This presentation reflects the discontinued operations associated with the divestiture of our information management business. Please see Appendix A for further information.

(2) The revenue adjustment relates to the EDS & NDI contingency. Please see Appendix A for further information.

(3) This item consists of costs previously allocated to our discontinued information management business. Please see Appendix A for further information.

SYMANTEC CORPORATION
Guidance and Reconciliation of GAAP to Non-GAAP Operating Margin and Earnings Per Share (1)
(Dollars in millions, except per share data, unaudited)

First Quarter Fiscal Year 2017
Three Months Ended July 1, 2016
Year-Over-Year Growth Rate
Revenue Guidance (2)	Range	Actual	Constant Currency (3)
Revenue range	$865 - $895	(5%) - (2%)	(6%) - (3%)
Three Months Ended July 1, 2016
Year-Over-Year Increase
Operating Margin Guidance and Reconciliation (2)	Range	Actual	Constant Currency (3)
GAAP operating margin	10.0% - 12.5%	--	--
Add back:
Stock-based compensation	5.5%
Other non-GAAP adjustments	8.5% - 9.0%
Non-GAAP operating margin	24.5% - 26.5%	--	--
Three Months Ended July 1, 2016
Year-Over-Year Growth Rate
Earnings Per Share Guidance and Reconciliation	Range	Actual
GAAP diluted earnings per share range	$0.17 - $0.19	--
Add back:
Stock-based compensation, net of taxes	$0.05
Other non-GAAP adjustments, net of taxes	$0.02
Non-GAAP diluted earnings per share range	$0.24 - $0.26	--

Fiscal Year 2017
Year Ended March 31, 2017
Year-Over-Year Growth Rate
Revenue Guidance (2)	Range	Actual	Constant Currency (3)
Revenue range	$3,490 - $3,580	(3%) - (1%)	(4%) - (1%)
Year Ended March 31, 2017
Year-Over-Year Increase
Operating Margin Guidance and Reconciliation (2)	Range	Actual	Constant Currency (3)
GAAP operating margin	12.0% - 13.5%	--	--
Add back:
Stock-based compensation	5.5%
Other non-GAAP adjustments	8.5% - 9.0%
Non-GAAP operating margin	26.5% - 27.5%	--	--
Year Ended March 31, 2017
Year-Over-Year Growth Rate
Earnings Per Share Guidance and Reconciliation	Range	Actual
GAAP diluted earnings per share range	$0.69 - $0.73	--
Add back:
Stock-based compensation, net of taxes	$0.24
Other non-GAAP adjustments, net of taxes	$0.13
Non-GAAP diluted earnings per share range	$1.06 - $1.10	--

(1) This presentation includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these non-GAAP measures, please see Appendix A.

(2) These figures represent guidance for our continuing operations and include our security business, which consists of Enterprise Security and Consumer Security segments.
(3) Management refers to growth rates adjusting for currency fluctuations in foreign currency exchange rates so that the business results can be viewed without the impact of these fluctuations. We compare the percent change of the results from one period to another period in order to provide a consistent framework for assessing how our underlying businesses performed. To exclude the effects of foreign currency rate fluctuations, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.

SYMANTEC CORPORATION
Explanation of Non-GAAP Measures
Appendix A

Objective of non-GAAP measures: We believe our presentation of non-GAAP financial measures, when taken together with corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance for the reasons discussed below.  Our management team uses these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods.  We believe that these non-GAAP financial measures also facilitate comparisons of the Company’s performance to prior periods and to our peers and that investors benefit from an understanding of the non-GAAP financial measures.  Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP.

Discontinued operations: In August 2015, we entered into a definitive agreement to sell the assets of our information management business (“Veritas”) to Carlyle. In January 2016, the Company and Carlyle amended the terms of the purchase agreement for Carlyle's acquisition of the information management business, Veritas. The transaction closed on January 29, 2016. The results of Veritas are presented as discontinued operations in our Consolidated Statements of Operations and thus have been excluded from continuing operations and segment results for all reported periods. Furthermore, Veritas' assets and liabilities were removed from our Consolidated Balance Sheet as of April 1, 2016, and have been classified as discontinued operations on our Consolidated Balance Sheet as of April 3, 2015.

Gain on sale of Veritas: The Company's management excludes this gain when evaluating its ongoing performance and therefore has excluded this gain when presenting non-GAAP financial measures. Based on the amended terms of the definitive agreement, we received net consideration of $6.6 billion in cash and 40 million B common shares of Veritas and Veritas assumed certain liabilities in connection with the acquisition. The transaction closed on January 29, 2016. The disposition resulted in a net gain of $3.0 billion, which is presented as part of income from discontinued operations, net of income taxes in the Consolidated Statements of Operations for fiscal 2016.

Unallocated corporate charges: A significant portion of the segments' expenses arise from shared services and infrastructure that we have historically provided to the segments in order to realize economies of scale and to efficiently use resources. These expenses, collectively called corporate charges, include legal, accounting, real estate, information technology services, treasury, human resources and other corporate infrastructure expenses. Charges were allocated to the segments, and the allocations were determined on a basis that we consider to be a reasonable reflection of the utilization of services provided to or benefits received by the segments. Corporate charges previously allocated to our information management business, but not classified within discontinued operations, were not reallocated to our other segments. We eliminate these unallocated corporate charges from our non-GAAP operating results to facilitate a more meaningful comparison of past operating performance to current operating results.

Stock-based compensation: Consists of expenses for employee stock options, restricted stock units, performance based awards and our employee stock purchase plan determined in accordance with the authoritative guidance on stock-based compensation.  When evaluating the performance of our individual business units and developing short- and long-term plans, we do not consider stock-based compensation charges.  Our management team is held accountable for cash-based compensation, but we believe that management is limited in its ability to project the impact of stock-based compensation and accordingly is not held accountable for its impact on our operating results. In addition, for comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of our core business and to facilitate the comparison of our results to the results of our peer companies.  Furthermore, unlike cash-based compensation, the value of stock-based compensation is determined using complex formulas that incorporate factors, such as market volatility, that are beyond our control.

	Twelve Months Ended
	April 1,	April 3,
	2016	2015
Cost of revenue	$10	$15
Sales and marketing	53	46
Research and development	56	39
General and administrative	42	31
Total continuing operations
stock-based compensation	$161	$131

Amortization of intangible assets: When conducting internal development of intangible assets, accounting rules require that we expense the costs as incurred.  In the case of acquired businesses, however, we are required to allocate a portion of the purchase price to the accounting value assigned to intangible assets acquired and amortize this amount over the estimated useful lives of the acquired intangible assets.  The acquired company, in most cases, has itself previously expensed the costs incurred to develop the acquired intangible assets, and the purchase price allocated to these assets is not necessarily reflective of the cost we would incur in developing the intangible asset.  We eliminate these amortization charges from our non-GAAP operating results to provide better comparability of pre- and post-acquisition operating results and comparability to results of businesses utilizing internally developed intangible assets.

Income Tax Effects and Adjustments: During the third quarter of fiscal 2016, the Company adopted a projected long-term non-GAAP tax rate of 27.5% in order to provide better consistency across the interim financial reporting periods by eliminating the effects of stock based compensation, amortization of acquisition related intangibles and restructuring, separation and transition charges.  Additionally, the use of a long-term projected non-GAAP tax rate will eliminate the effects of certain discontinued operations accounting policy elections and unique GAAP reporting requirements under discontinued operations as a result of the sale of the information management business. This long-term rate could be subject to change for a variety of reasons, such as significant changes in the geographic earnings mix including acquisition activity, or fundamental tax law changes in major jurisdictions where the company operates. The Company will evaluate and assess the appropriateness of this rate annually, giving due consideration to the impacts of significant events and structural changes in the Company.

Deferred taxes on foreign earnings: In the fourth quarter of fiscal 2016, the Company recorded $1.1 billion in income tax expense related to unremitted earnings of foreign subsidiaries that were formerly considered to be permanently invested in the Company's operations outside the U.S. This charge is presented in loss from continuing operations in the Consolidated Statements of Operations for the fourth quarter of fiscal 2016.

Current deferred income tax liabilities and assets: In November 2015, the FASB issued ASU No. 2015-17, Income Taxes, which simplifies the presentation of deferred income taxes by requiring that all deferred income tax liabilities and assets be classified as long-term. The standard was adopted by the Company in the fourth quarter of fiscal 2016 on a prospective basis, and it resulted in balance sheet reclassifications of current deferred income tax liabilities and assets to long-term on April 1, 2016.

SYMANTEC CORPORATION
Explanation of Non-GAAP Measures
Appendix A

Restructuring, separation, and transition: We have engaged in various restructuring, separation, and transition activities over the past several years that have resulted in costs associated with severance, facilities, transition, and other related costs.  Separation and other related costs consist of consulting and disentanglement costs incurred to separate our security and information management businesses into standalone companies, as well as costs to prune selected product lines that do not fit either the Company’s growth or margin objectives.  Transition and other related costs consist of consulting charges associated with the implementation of new Enterprise Resource Planning systems.  Each restructuring, separation, and transition activity has been a discrete event based on a unique set of business objectives or circumstances, and each has differed from the others in terms of its operational implementation, business impact and scope.  We do not engage in restructuring, separation, or transition activities in the ordinary course of business.  While our operations previously benefited from the employees and facilities covered by our various restructuring and separation charges, these employees and facilities have benefited different parts of our business in different ways, and the amount of these charges has varied significantly from period to period.  We believe that it is important to understand these charges and we believe that investors benefit from excluding these charges from our operating results to facilitate a more meaningful evaluation of current operating performance and comparisons to past operating performance.

Diluted GAAP and non-GAAP weighted-average shares outstanding: Diluted GAAP and non-GAAP weighted-average shares outstanding are the same except in periods that there is a GAAP loss from continuing operations. In accordance with authoritative accounting guidance, we do not present dilution for GAAP in periods in which there is a loss from continuing operations. However if there is non-GAAP net income, we present dilution for non-GAAP weighted-average shares outstanding in an amount equal to the dilution that would have been presented had there been GAAP income from continuing operations for the period.